Exhibit 99.1

Catalyst Pharmaceuticals Reports Third Quarter 2025 Financial Results and Provides Business Update

Reported Q3 2025 Total Revenues of $148.4 Million, Driven by Continued FIRDAPSE® Growth, Strong AGAMREE® Uptake and Growth, and Continued Demand for FYCOMPA®

Raising Full-Year 2025 Total Revenue Guidance to between $565 Million and $585 Million, Reflecting Better than Originally Forecasted Performance

Recently Announced Share Repurchase Program of up to $200 Million, Signaling Confidence in Long-term Outlook

Conference Call and Webcast to be Held on Thursday, November 6, 2025, at 8:30 AM ET

CORAL GABLES, Fla., November 5, 2025 - Catalyst Pharmaceuticals, Inc. (“Catalyst” or “Company”) (Nasdaq: CPRX) today reported financial results for the third quarter of 2025 and provided a business update.

“Throughout 2025, we have continued to execute on our commercial growth initiatives to drive adoption of FIRDAPSE® and AGAMREE®, resulting in another quarter of strong financial performance,” stated Rich Daly, President and CEO of Catalyst. “Our third quarter performance was driven by our best-in-class product portfolio and our focus on creating value for patients taking FIRDAPSE and AGAMREE who participate in our Catalyst Pathways® program. We believe that this program both enhances access as well as contributes to medication compliance and persistence.”

Mr. Daly continued: “Finally, we continue to evaluate strategically aligned opportunities to further strengthen our portfolio and expand our reach to serve more patients living with rare diseases. As signaled by our increased 2025 total revenue guidance and our recently announced share repurchase program, we remain confident in our growth trajectory and look forward to continued value creation.”

Third Quarter 2025 Financial Highlights

•	Achieved net product revenues of $148.4 million for Q3 2025, a 17.4% increase over net product revenues for the third quarter of 2024.

•	Raising total revenue guidance for full year 2025 to between $565 million and $585 million.

•	Raising 2025 net product revenue guidance for AGAMREE to between $105 million and $115 million.

•	Raising 2025 product revenue guidance for FYCOMPA® to between $100 million and $110 million.

•	Reaffirming full-year 2025 net product revenue guidance for FIRDAPSE to between $355 million and $360 million.

•

Achieved record FIRDAPSE net product revenue in Q3 2025 of $92.2 million, reflecting a 16.2% increase over Q3 2024 net product revenue, driven primarily by sustained organic growth from new patients, enhanced dosing, persistence, and further penetration in the idiopathic and cancer-associated Lambert-Eaton myasthenic syndrome (LEMS) markets.

•

Achieved third quarter 2025 net product revenue for AGAMREE of $32.4 million, demonstrating continued demand and further, albeit still early, penetration into nearly all of the Duchenne muscular dystrophy (DMD) centers of excellence. Catalyst continues to actively enroll patients in the SUMMIT study, an open-label five-year follow-up study designed to evaluate the long-term clinical safety profile of AGAMREE, including potential benefits on behavior, stature, bone health, and cardiovascular health.

•

Reported stronger than originally forecasted net product revenue for FYCOMPA of $23.8 million for Q3 2025, a 25.8% decrease compared to Q3 2024 net product revenue. This reflects solid performance following the entry of the first generic tablet version of the product, which entered the market at the end of Q2 2025. Revenues are forecasted to decline in future periods as additional generic competition enters the market.

Financial Highlights

For the Three Months Ended September 30,	2025	2024	% Change
(In thousands, except per share data)
Product Revenue, Net	$148,365	$126,424	17.4%
FIRDAPSE Product Revenue, Net	$92,181	$79,303	16.2%
AGAMREE Product Revenue, Net	$32,380	$15,046	115.2%
FYCOMPA Product Revenue, Net	$23,804	$32,075	(25.8%)
GAAP Net Income	$52,783	$43,884	20.3%
Non-GAAP Net Income*	$86,121	$71,080	21.2%
GAAP Net Income Per Share – Basic	$0.43	$0.37	16.2%
Non-GAAP Net Income Per Share – Basic*	$0.70	$0.60	16.7%
GAAP Net Income Per Share – Diluted	$0.42	$0.35	20.0%
Non-GAAP Net Income Per Share – Diluted*	$0.68	$0.57	19.3%

As of September 30, 2025 and December 31, 2024
(in thousands)
Cash and Cash Equivalents	$689,892	$517,553	33.3%

*

Statements made in this press release include non-GAAP financial measures. Such information is provided as additional information and not as an alternative to Catalyst’s financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are intended to enhance an overall understanding of Catalyst’s current financial performance. Catalyst believes that the non-GAAP financial measures presented in this press release provide investors and prospective investors with an alternative method for assessing Catalyst’s operating results in a manner that Catalyst believes is focused on the performance of ongoing operations and provides a more consistent basis for comparison between periods. Non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP accounting. Further, non-GAAP measures of net income used by Catalyst may be different from and not directly comparable to similarly titled measures used by other companies.

Recent Business Highlights

•

On August 26, 2025, Catalyst announced the settlement of FIRDAPSE (amifampridine) patent litigation with Lupin Ltd. and Lupin Pharmaceuticals, Inc. (collectively, “Lupin”). As part of the settlement, Lupin received a license to market generic FIRDAPSE beginning in February 2035, on the same market entry date as Teva Pharmaceuticals had previously agreed to in their settlement with the Company. This settlement leaves only one patent case pending against Hetero USA, Inc. A tentative trial date has been set for March 2026, which is prior to the expiration of the automatic 30-month stay on May 26, 2026. There can be no assurance as to the outcome of this matter.

•

On October 1, 2025, Catalyst announced that its Board of Directors approved a share repurchase program under which the Company will purchase up to $200 million of its outstanding common stock between October 1, 2025, and December 31, 2026, reflecting Catalyst’s strong balance sheet and confidence in its long-term financial outlook. Catalyst is using cash on hand to fund its share repurchase program and believes it can execute this program without impairing the advancement of its business development strategy. Through November 5, 2025, the Company has repurchased 405,092 shares of its outstanding common stock for an aggregate purchase price of approximately $8.4 million ($20.74 average price per share).

•

On October 2, 2025, KYE Pharmaceuticals, Inc. (KYE) issued a press release announcing that Health Canada issued a Notice of Compliance for KYE’s New Drug Submission to commercialize AGAMREE in Canada. This approval marks the first therapy approved to treat DMD and addresses a significant unmet need for DMD patients in Canada.

•

Catalyst has reviewed and evaluated over 100 prospective clinical and commercial stage acquisition targets so far this year. The Company continues to focus its efforts on identifying near-term accretive rare disease (orphan) assets that provide a clinically differentiated profile that address unmet medical needs. Catalyst employs a disciplined, comprehensive and exhaustive approach to evaluate opportunities that it believes will add significant value. However, no such agreements have been entered into in 2025.

•

As announced yesterday, Catalyst has been recognized among the BioSpace 2026 Best Places to Work for the second consecutive year, ranking number 13 out of 30 of U.S. employers in the small company category.

Third Quarter 2025 Financial Results

Total revenues: Total revenues during the third quarter of 2025 were $148.4 million, compared to $128.7 million for the third quarter of 2024, representing an increase of approximately 15.3%.

Product revenue, net: Product revenue, net for the third quarter of 2025 was $148.4 million, compared to $126.4 million for the third quarter of 2024, representing an increase of approximately 17.4%.

Research and development expenses: Research and development expenses for the third quarter of 2025 were $2.7 million, compared to $3.3 million for the third quarter of 2024.

Selling, general and administrative expenses: Selling, general and administrative expenses for the third quarter of 2025 were $47.5 million, compared to $45.9 million for the third quarter of 2024.

Operating income: Operating income for the third quarter of 2025 was $66.3 million, compared to $50.9 million for the third quarter of 2024, representing an increase of approximately 30.2%.

GAAP net income: GAAP net income for the third quarter of 2025 was $52.8 million ($0.43 per basic and $0.42 per diluted share), compared to GAAP net income of $43.9 million ($0.37 per basic and $0.35 per diluted share) for the third quarter of 2024.

Non-GAAP net income: Non-GAAP net income for the third quarter of 2025 was $86.1 million ($0.70 per basic and $0.68 per diluted share), compared to non-GAAP net income of $71.1 million ($0.60 per basic and $0.57 per diluted share) for the third quarter of 2024.

Cash and cash equivalents

Cash and cash equivalents were $689.9 million as of September 30, 2025. The cash and cash equivalents balance as of September 30, 2025, was impacted primarily by a change in the payment terms resulting from the renegotiation of a contract between the Company and a customer. Under the revisions to the contract with this customer, among other changes, the Company is now paying reduced fees to the customer (which are recorded as a reduction in gross-to-net expenses), but the customer is paying amounts due on its obligations to Catalyst on a monthly basis rather than a bi-monthly basis (as required under the previous contract terms). As a result of this change, the payment of approximately $24.9 million that the Company would have received, based upon the previous due date, at the end of September 2025 under the previous contract terms was received on October 2, 2025.

Catalyst’s Form 10-Q for the third quarter of 2025, which was filed with the U.S. Securities and Exchange Commission on November 5, 2025, provides more detailed financial information and analysis of Catalyst’s financial condition and results of operations.

Conference Call & Webcast Details

The Company will host a conference call and webcast on Thursday, November 6, 2025, at 8:30 AM ET to discuss the financial results and provide a business update.

US/Canada Dial-in Number:      877-407-8912

International Dial-in Number:    201-689-8059

A webcast will be accessible under the investor section on the Company’s website at www.catalystpharma.com. A webcast replay will be available on the Catalyst website for 30 days after the event.

About Catalyst Pharmaceuticals, Inc.

Catalyst Pharmaceuticals, Inc. (Nasdaq: CPRX), is a biopharmaceutical company committed to improving the lives of patients with rare diseases. With a proven track record of bringing life-changing treatments to the market, we focus on in-licensing, commercializing, and developing innovative therapies. Guided by our deep commitment to patient care, we prioritize accessibility, ensuring patients receive the care they need through a comprehensive suite of support services designed to provide seamless access and ongoing assistance. Catalyst maintains a well-established U.S. presence, which remains the cornerstone of our commercial strategy, while continuously evaluating strategic opportunities to expand our global footprint. Catalyst, headquartered in Coral Gables, Fla., was recognized on the Forbes 2025 list as one of America’s Most Successful Mid-Cap Companies and on the 2024 Deloitte Technology Fast 500™ list as one of North America’s Fastest-Growing Companies.

For more information, please visit Catalyst’s website at www.catalystpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Catalyst’s actual results in future periods to differ materially from forecasted results. A number of factors, including (i) whether Catalyst’s revenue forecasts for 2025 that are included in this press release will prove to be accurate, (ii) whether Catalyst will continue to be profitable and cash flow positive in 2025 and beyond, (iii) whether Catalyst will complete any acquisitions of additional products, and the timing of any such acquisitions, (iv) the impact of the one remaining Paragraph IV lawsuit relating to FIRDAPSE if the results of this litigation are adverse to the Company, (v) the potential impairment of the Company’s intangible asset relating to its acquisition of FYCOMPA if revenues from sales of this product continue to decline, and (vi) those factors described in Catalyst’s Annual Report on Form 10-K for the 2024 fiscal year and Catalyst’s subsequent filings with the U.S. Securities and Exchange Commission (SEC), including its Quarterly Report on Form 10-Q for the third quarter of 2025, could adversely affect Catalyst. Copies of Catalyst’s filings with the SEC are available from the SEC, may be found on Catalyst’s website, or may be obtained upon request from Catalyst. Catalyst does not undertake any obligation to update the information contained herein, which speaks only as of this date.

CATALYST PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Product revenue, net	$148,365	$126,424	$436,305	$347,518
License and other revenue	27	2,271	71	2,396

Total revenues	148,392	128,695	436,376	349,914

Operating costs and expenses:
Cost of sales (a)	22,654	19,277	61,179	47,202
Research and development	2,657	3,284	10,902	8,850
Selling, general and administrative (a)	47,470	45,880	140,330	133,548
Amortization of intangible assets	9,344	9,345	28,033	28,033

Total operating costs and expenses	82,125	77,786	240,444	217,633

Operating income	66,267	50,909	195,932	132,281
Other income, net	4,768	6,296	15,682	9,801

Net income before income taxes	71,035	57,205	211,614	142,082
Income tax provision	18,252	13,321	49,986	34,129

Net income	$52,783	$43,884	$161,628	$107,953

Net income per share:
Basic	$0.43	$0.37	$1.32	$0.92

Diluted	$0.42	$0.35	$1.27	$0.87

Weighted average shares outstanding:
Basic	122,600,730	118,931,153	122,082,914	117,976,056

Diluted	127,090,194	125,407,279	127,201,954	124,519,838

(a)	exclusive of amortization of intangible assets

CATALYST PHARMACEUTICALS, INC.

RECONCILIATION OF NON-GAAP METRICS (unaudited)

(in thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP net income	$52,783	$43,884	$161,628	$107,953
Non-GAAP adjustments:
Stock-based compensation expense	5,670	4,424	19,117	17,080
Depreciation	72	106	303	283
Amortization of intangible assets	9,344	9,345	28,033	28,033
Income tax provision	18,252	13,321	49,986	34,129

Non-GAAP net income	$86,121	$71,080	$259,067	$187,478

Non-GAAP net income per share:
Basic	$0.70	$0.60	$2.12	$1.59

Diluted	$0.68	$0.57	$2.04	$1.51

Weighted average shares outstanding:
Basic	122,600,730	118,931,153	122,082,914	117,976,056

Diluted	127,090,194	125,407,279	127,201,954	124,519,838

CATALYST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2025 (unaudited)	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$689,892	$517,553
Accounts receivable, net	106,409	65,476
Inventory, net	28,029	19,541
Prepaid expenses and other current assets	28,123	21,039

Total current assets	852,453	623,609
Operating lease right-of-use asset, net	2,010	2,230
Property and equipment, net	1,077	1,354
License and acquired intangibles, net	128,639	156,672
Deferred tax assets, net	48,256	45,982
Investment in equity securities	19,167	21,564

Total assets	$1,051,602	$851,411

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$9,096	$16,593
Accrued expenses and other liabilities	119,639	104,085

Total current liabilities	128,735	120,678
Operating lease liability, net of current portion	2,461	2,786
Other non-current liabilities	161	315

Total liabilities	131,357	123,779
Total stockholders’ equity	920,245	727,632

Total liabilities and stockholders’ equity	$1,051,602	$851,411

Source: Catalyst Pharmaceuticals, Inc.

Contact information:

Investor Contact

Melissa Kendis

Catalyst Pharmaceuticals, Inc.

(305) 420-3200

IR@catalystpharma.com

Media Contact

David Schull

Russo Partners

(858) 717-2310

david.schull@russopartnersllc.com